Exhibit 99.1

WestRock Prices $600 Million of Senior Notes

6/1/2020 ATLANTA—(BUSINESS WIRE) — WestRock Company (NYSE: WRK) today announced that its wholly owned subsidiary, WRKCo Inc., has priced a registered public offering of $600 million aggregate principal amount of 3.000% senior notes due 2033. The notes will be guaranteed by WestRock Company and certain of its subsidiaries.

WestRock intends to use the net proceeds of the offering to repay at maturity all of the $100 million principal amount of 9.75% notes that are scheduled to mature on June 15, 2020, to reduce amounts outstanding under certain revolving credit facilities and for general corporate purposes. These actions will enhance WestRock’s already strong liquidity position. The offering is expected to close on June 3, 2020, subject to the satisfaction of customary closing conditions.

Wells Fargo Securities, BofA Securities, Rabo Securities USA, Inc., SMBC Nikko Securities America, Inc. and SunTrust Robinson Humphrey, Inc. are acting as joint book-running managers for the offering. The offering is being made only by means of a prospectus supplement and the accompanying base prospectus, which is filed as part of WestRock’s effective shelf registration statement on Form S-3, copies of which may be obtained by calling Wells Fargo Securities at 1-800-645-3751 or BofA Securities at 1-800-294- 1322. You may also obtain these documents for free by visiting EDGAR on the website of the Securities and Exchange Commission at www.sec.gov.

This press release will not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes or the guarantees in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This release contains forward-looking statements that are based on management’s current views and assumptions and are typically identified by words or phrases such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential” and “forecast,” and other words, terms and phrases of similar meaning. Forward-looking statements include statements such as that (i) WestRock intends to use the net proceeds of the offering to repay at maturity all of the $100 million principal amount of 9.75% notes that are scheduled to mature on June 15, 2020, to reduce amounts outstanding under certain revolving credit facilities and for general corporate purposes, (ii) the actions WestRock intends to take with respect to the use of proceeds will enhance its already strong liquidity position and (ii) the offering is expected to close on June 3, 2020. Factors that may affect actual results include, but are not limited to, economic, competitive and market conditions generally, volumes and price levels of purchases by customers; and competitive conditions in WestRock’s businesses and possible adverse actions of their customers, competitors and suppliers. Please refer to the cautionary statements set forth in Item 1A of WestRock’s Annual Report on Form 10-K for the year ended September 30, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. WestRock undertakes no duty to update forward-looking statements.

About WestRock

WestRock (NYSE: WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

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Investors:

James Armstrong, 470-328-6327

Vice President, Investor Relations

james.armstrong@westrock.com

John Stakel, 678-291-7901

Senior Vice President, Treasurer

john.stakel@westrock.com

Media:

John Pensec, 470-328-6397

Director, Corporate Communications

john.pensec@westrock.com